EXHIBIT 99.1
                         UNANIMOUS CONSENT OF DIRECTORS

                                       OF

                                 MEDSTRETCH INC.


      The undersigned, constituting all of the directors of Medstretch Inc. ("Corporation") hereby consents to the following resolutions:


            RESOLVED, that a change of the name of the Corporation is desirable in view of the recent Share Exchange with Pride Business Development Group pursuant to the Share Exchange Agreement dated August 2, 2004; and be it further


            RESOLVED, that in the judgment of the Board of Directors, the Corporation shall change its name to "Pride Business Development Holdings, Inc." as such name better reflects the business of the Corporation; and be it further


            RESOLVED, that the Corporation is authorized to file a Certificate of Amendment of the Articles of Incorporation of the Corporation (in the form which is attached hereto as Exhibit "A" and made a part hereof by this reference) to reflect the Corporation's name change to "Pride Business Development Holdings, Inc.", and all other documents as required to consummate the name change.





      IN WITNESS WHEREOF, this consent is executed this 24th day of August 2004.



By:     /s/ Ari Markow
        -------------------
Name:       Ari  Markow
Title:      Director


By:     /s/ Francine Markow
        -------------------
Name:       Francine Markow
Title:      Director